UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-14962	04-3477276
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
Burlington,	MA		01803-4238
(Address of principal executive offices and Zip Code)			(Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2019, CIRCOR Energy Products, LLC (“CIRCOR Energy”), a wholly-owned subsidiary of CIRCOR International, Inc. (the “Company”), entered into an Incentive Compensation Agreement (the “Agreement”) with Lane Walker under which Mr. Walker is eligible for a cash bonus payment of up to $170,000 related to the previously announced planned sale of the Company’s Distributed Valves business (the “DV Business”).
Additional benefits may be payable under the Agreement, including accelerated vesting of equity awards, payment of an annual bonus for the current year, elimination of the requirement that Mr. Walker repay certain amounts he previously received upon first joining the Company and severance benefits, depending upon whether Mr. Walker continues employment with the Company or an acquirer after a sale of the DV Business or terminates employment upon a sale of the DV Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.
November 22, 2019	/s/ Chadi Chahine
Chadi Chahine
Senior Vice President and Chief Financial Officer